USA TELCOM INTERNATIONALE

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of the 19th day of March, 2004, by and among USA Telcom Internationale, a Nevada corporation (the "Company"), and the purchaser listed on SCHEDULE A hereto (the "Purchaser").

                                    RECITALS

         A. The Company desires to obtain funds from the Purchaser in order to further the operations of the Company.

         B. In order to obtain such funds, the Company is offering (the "Offering") up to an aggregate of 13,000,000 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         It is agreed as follows:

         1.   PURCHASE AND SALE OF SHARES.

              1.1 Purchase and Sale of Shares. In reliance upon the representations and warranties of the Company and the Purchaser contained herein and subject to the terms and conditions set forth herein, at Closing, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company, the number of Shares, set forth opposite each Purchaser's name on SCHEDULE A hereto for U.S. $0.02 per Share (the "Purchase Price").

              1.2 Deliveries by Purchaser. The Purchaser shall deliver a check or wire transfer pursuant to the instructions set forth on Schedule 1.2 in the amount of the Purchase Price for each Share purchased.

         2.   CLOSING(S).

              2.1 Date and Time. Subject to all of the terms and conditions set forth in this Agreement being satisfied, the closing of the sale of Shares contemplated by this Agreement (the "Closing") shall take place at the offices of the Company or at such other place as the Company and Purchasers shall agree in writing, on or before March 19, 2004, unless otherwise extended by the Company (the "Closing Date").

              2.2 Deliveries. At the Closing, the Company will deliver the following to the Purchaser

              2.2.1 The certificates representing the Shares purchased by the Purchaser against payment of the Purchase Price. Each such Share shall be in definitive form and registered in the name of the Purchaser, as set forth on


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SCHEDULE A,  against  delivery to the Company by the  Purchaser of the items set forth in paragraph 1.2 above.

              2.2.2 The articles of incorporation, bylaws, minutes, and other corporate books and records of the Company.

              2.2.3 A certified list of stockholders from the transfer agent of the Company, dated as of the date of Closing.

              2.2.4 All accounting books and records for the Company for the period commencing January 1, 2001 through the present.

              2.2.5 A list of all SEC and EDGAR codes for the Company.

              2.2.6 Resolutions of the board of directors appointing Robert Simpson and George Peterman as directors of the Company, to become effective at the Closing.

              2.2.7 Resignations of Allen Jones from his position as the sole officer of the Company.

              2.2.8 Resignations of Allen Jones and Douglas Owen from their positions as directors of the Company.

              2.2.9 A letter of instruction to the transfer agent of the Company signed by Allen Jones on behalf of the Company advising the transfer agent of the change of officers and directors contemplated by this Agreement.

              2.2.10 A letter to the Company's current certifying accountants signed by Allen Jones on behalf of the Company advising the certifying accountants of the change of officers and directors contemplated by this Agreement.

         3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         As a material inducement to the Purchasers to enter into this Agreement and to purchase the Shares, the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.

              3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.

              3.2 Capitalization. The Company is authorized to issue 25,000,000 shares of Common Stock of which, as of the date hereof, 4,250,000 shares were


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issued and  outstanding.  All outstanding  shares of Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights.

              3.3 Validity of Transactions. This Agreement, and each document executed and delivered by the Company in connection with the transactions contemplated by this Agreement, have been duly authorized, executed and delivered by the Company and is each the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  3.4 Valid Issuance of Shares. The Shares that are being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable federal and state securities laws, will be free of all other liens and adverse claims.

              3.5 No Violation. The execution, delivery and performance of this Agreement has been duly authorized by the Company's Board of Directors and will not violate any law or any order of any court or government agency applicable to the Company, as the case may be, or the Articles of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound. No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement.

              3.6 SEC Reports and Financial Statements.

              3.6.1 The Company has delivered or made available to the Purchaser accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1999 (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the "SEC Reports"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis, except as indicated in such SEC Reports. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934; and
(ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              3.6.2 Except for the pro forma financial statements the consolidated financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the


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SEC applicable thereto;  (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

              3.7 Subsidiaries. Except as set forth in the SEC Reports, the Company does not own, directly or indirectly, any equity or debt securities of any corporation, partnership, or other entity.

              3.8 Litigation. Except as set forth in the SEC Reports, there are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which, if adversely determined, would have a material adverse effect on the consolidated financial condition, results of operations, prospects or business of the Company, and neither the Company nor any of its subsidiaries are subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department.

              3.9 Taxes. Federal income tax returns and state and local income tax returns for the Company and its subsidiaries have been filed as required by law; all taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by the Company to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed on the Company and its Subsidiaries have been paid and any reports or returns due in connection herewith have been filed.

              3.10 Securities Law Compliance. Assuming the accuracy of the representations and warranties of Purchasers set forth in Section 4 of this Agreement, the offer, issue, sale and delivery of the Shares will constitute an exempted transaction under the Securities Act of 1933, as amended and now in effect ("Securities Act"), and registration of the Shares under the Securities Act is not required. The Company shall make such filings as may be necessary to comply with the Federal securities laws and the blue sky laws of any state, which filings will be made in a timely manner.

              3.11  Liabilities.  Except for  obligations  disclosed  in the SEC
Reports, the Company has no liabilities, contingent or otherwise. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The Company shall use the proceeds from the transactions contemplated  hereby  solely to (a) make  payments  pursuant  to the  Consulting


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


Agreement described in Section 5.2.4 hereto, and (b) pay the liabilities disclosed in the SEC Reports, and the Company will have settled all other remaining liabilities as of the Closing.

              3.12 Qualifications, Legal and Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including "blue sky" filings in any state that are required in connection with the lawful sale of the Shares pursuant to this Agreement have been or will be, on a timely basis, duly obtained and are effective. No stop order or other order enjoining the sale of the Shares have been issued and no proceedings for such purpose are pending or, to the knowledge of the Seller, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. The sale of the Shares is legally permitted by all laws and regulations to which the Purchaser, the Sellers, and the Company are subject.

         4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         The Purchaser hereby represents, warrants and covenants with the Company as follows:

              4.1 Legal Power. The Purchaser has the requisite power to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

              4.2 Due Execution. This Agreement has been duly executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of Purchaser.

              4.3 Receipt and Review of SEC Reports. Purchaser represents that Purchaser has received and reviewed the SEC Reports and has been given full and complete access to the Company for the purpose of obtaining such information as the Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase Shares. The Purchaser represents that he has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares, all as Purchaser or Purchaser's qualified representative have found necessary to make an informed investment decision to purchase the Shares.

              4.4 Restricted Securities. Purchaser has been advised that the Shares have not been registered under the Securities Act or any other applicable securities laws and that the Shares are being offered and sold pursuant to
Section 4(2) of the Securities Act and Rule 506 thereunder, and that the Company's reliance upon Section 4(2) and Rule 506 is predicated in part on Purchasers' representations as contained herein.

              4.4.1 Purchaser is an "accredited investor" as defined under Rule 501 under the Securities Act.

              4.4.2  Purchaser  acknowledges  that  the  Shares  have  not  been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be issued as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act.


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


The Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

              4.4.3 Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

              4.4.4 Purchaser understands and acknowledges that the Shares will bear the following legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

              4.4.5 Purchaser acknowledges that an investment in the Shares is not liquid and is transferable only under limited conditions. Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Shares.

              4.5 Purchaser Sophistication and Ability to Bear Risk of Loss. Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Purchaser's financial condition. Purchaser otherwise has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

              4.6 Purchases by Groups. The Purchaser represents, warrants and covenants that it is not acquiring the Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         5.   CONDITIONS TO CLOSING.

              5.1 Conditions to Obligations of the Purchaser. Each Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to such Closing, of all of the following conditions:

              5.1.1 Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects at the Closing with


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


the same force and effect as if they had been made on and as of said date; and the Company shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing.

              5.1.2 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser.

              5.1.3 Qualifications, Legal and Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including "blue sky" filings in any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of any Purchaser, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

              5.1.4 Principal Stockholder and Officer Indemnification. Allen Jones, the Company's President and principal stockholder, shall have executed and delivered the Letter of Indemnification attached hereto as Schedule 5.1.4.

              5.1.5 Lock-Up/Leak-Out Agreements. Allen Jones and AMVI (collectively, the "LOCK-UP STOCKHOLDERS") the shall have executed and delivered a Lock-Up/Leak-Out Agreement attached hereto as Schedule 5.1.5, and the Lock-Up Stockholders shall have delivered for inspection the certificates representing all shares of Common Stock held by such Lock-Up Stockholders to verify that the legends referenced in the Lock-Up/Leak-Out Agreements have been placed upon such certificates.

              5.1.6 Filing of Annual Report on Form 10-KSB. The Company shall have filed an Annual Report on Form 10-KSB for the year ended December 31, 2003 with the SEC prior to the Closing, and such Annual Report shall be deemed an "SEC Report" under Section 3.7 of this Agreement.

              5.1.7 Satisfaction of Liabilities. The Company shall deliver evidence satisfactory to the Purchaser or its counsel that all liabilities of the Company have been satisfied, compromised, or otherwise extinguished.

              5.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at the Closing is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing, of the following conditions:

              5.2.1 Representations and Warranties True. The representations and warranties made by each Purchaser in Section 4 hereof shall be true and correct at the Closing with the same force and effect as if they had been made on and as of the Closing.


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


              5.2.2 Performance of Obligations. Each Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing, and each Purchaser shall have delivered payment to the Company in respect of its purchase of Shares.

              5.2.3 Qualifications, Legal and Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including "blue sky" filings in any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which each Purchaser and the Company are subject.

              5.2.4 Consulting Agreement. The Company shall have executed and delivered the Consulting Agreement attached hereto as Schedule 5.2.4.

         6.   MISCELLANEOUS.

              6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada.

              6.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

              6.3 Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

              6.4 Separability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              6.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchasers, or,


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


to the extent such amendment affects only one Purchaser, by the Company and such individual Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

              6.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

              If to the Company:  USA Telcom Internationale
                                  2620 South Maryland Parkway, Suite 14
                                  Las Vegas, NV 89109

              If to a Purchaser:  At the address set forth on the Signature Page

              6.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.








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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first set forth above.


                                        USA TELCOM INTERNATIONALE


                                        By: /s/ Allen Jones
                                            -----------------------------------
                                            Name:  Allen Jones
                                            Title: President
                                            Address: 2620 S. Maryland Ave.,
                                                     Suite 14
                                                     Las Vegas, NV 89109
                                            Facsimile: (949) 955-2973



                                        PURCHASER:


                                        ROBERT SIMPSON


                                        By: /s/ Robert Simpson
                                            -----------------------------------
                                            Name: Robert Simpson
                                            Title:
                                            Address: 1549 N. Leroy St.
                                                     Suite D-1000
                                                     Fenton, MI 48430
                                            Facsimile:



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